UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2005, Liberty Acquisition, Inc. (“Liberty”), a subsidiary of CompuCredit Corporation, entered into a Stock Purchase Agreement (the “Agreement”) with CardWorks, L.P., pursuant to which Liberty would acquire all of the issued and outstanding shares of capital stock of CardWorks, Inc., a privately held issuer and third-party servicer of consumer credit cards through its subsidiaries Merrick Bank Corporation, a Utah industrial loan bank, and Cardholder Management Services, LLC.

On March 23, 2006, Liberty and CardWorks, L.P. entered into an Amendment to the Agreement pursuant to which the parties agreed to extend the termination date of the Agreement. In addition, the parties agreed that if the acquisition did not close by April 3, 2006, CardWorks, L.P. would have the option (but not the obligation) to consummate the acquisition. Liberty also agreed to allow CardWorks, L.P. to negotiate the sale of CardWorks, Inc. with third parties. On April 12, 2006, Liberty and CardWorks, L.P. executed Amendment No. 2 to the Agreement pursuant to which the parties agreed to modify the termination date. On April 26, 2006, Liberty and CardWorks, L.P. executed Amendment No. 3 to the Agreement pursuant to which the parties agreed to further modify the termination date.

On May 18, 2006, Liberty and CardWorks, L.P. executed Amendment No. 4 to the Agreement pursuant to which the parties agreed to further modify the termination date such that the Agreement shall terminate on the earlier of June 30, 2006 or two days after notice of termination by either party at any time on or after June 2, 2006. A copy of the Amendment No. 4 to the Agreement is filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Amendment No. 4 to Stock Purchase Agreement, dated as of May 18, 2006, by and between CardWorks, L.P. and Liberty Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: May 22, 2006	By:	/s/ J. Paul Whitehead, III
Name: J. Paul Whitehead, III Title: Chief Financial Officer

EXHIBIT INDEX

Form 8-K

May 22, 2006

Filed
Exhibit No.	Description	Herewith	By Reference

2.1	Amendment No. 4 to Stock Purchase Agreement	X